   As filed with the Securities and Exchange Commission on September 27, 2000
                                                     Registration No.  333-43362
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                      TO FORM F-4 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               HAVAS ADVERTISING
            (Exact name of registrant as specified in its charter)

                  FRANCE                                   N/A
     (State or other jurisdiction of       (IRS Employer Identification Number)
      incorporation or organization)


           84, rue de Villiers, 92683 Levallois-Perret Cedex, France
              (Address of principal executive offices) (Zip code)

            Snyder Communications, Inc. Second Amended and Restated
                      1996 Stock Incentive Plan
           1995 Incentive And Nonqualified Stock Option Plan For Key
      Employees Of R.A.B. Advertising, Inc. And Certain Other Individuals
        Arnold Fortuna Lawner & Cabot Inc. Incentive Stock Option Plan
               Agreement Relating To The Grant Of Options To An
                   Employee of National Sales Services, Inc.
               American List Corporation 1992 Stock Option Plan
                           (Full title of the plans)

                                R. John Cooper
                          410 Park Avenue, Suite 1520
                           New York, New York 10022
                    (Name and address of agent for service)

                                (212) 753-1410
        (Telephone  number, including area code, of agent for service)

                                   Copy to:
                           Bruce W. Gilchrist, Esq.
                         J. Warren Gorrell, Jr., Esq.
                            HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                (202) 637-5600

This Post-Effective Amendment No. 1 on Form S-8 to the Form F-4 Registration Statement (SEC File No. 333-43362) of Havas Advertising (the "Registrant") relates to 9,515,052 ordinary shares, nominal value 0.40 euro per share, of the Registrant represented by the Registrant's American Depositary Shares ("ADSs"), each of which will represent one ordinary share and will be evidenced by American Depositary Receipts, deliverable to holders of options to purchase shares of SNC common stock, par value $0.001 per share, of Snyder Communications, Inc., which options were converted into options to purchase ADSs upon the effective time of the merger of HAS Acquisition Corp., a wholly owned subsidiary of the Registrant, with and into Snyder Communications, Inc. on September 26, 2000. The ordinary shares represented by the ADSs were originally registered on the Registrant's Registration Statement on Form F-4 to which this is an amendment. Accordingly, the registration fee in respect of such ordinary shares was paid in connection with the original filing of the Registration Statement relating to such ordinary shares.

                            INTRODUCTORY STATEMENT

         Havas Advertising (the "Registrant") hereby amends its Registration Statement on Form F-4 (No. 333-43362) by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 9,515,052 ordinary shares, nominal value 0.40 euro per share, represented by American Depositary Shares ("ADSs"), each of which will represent one ordinary share and will be evidenced by American Depositary Receipts, of the Registrant. The ADSs are deliverable upon the exercise of stock options granted under the plans identified on the cover page of this Post-Effective Amendment (the "Plans").

         On September 26, 2000, HAS Acquisition Corp., a Delaware corporation and a direct wholly owed subsidiary of the Registrant, was merged with and into Snyder Communications, Inc., a Delaware corporation. As a result of such merger (the "Merger"), Snyder Communications, Inc. has become a subsidiary of the Registrant and each outstanding share of SNC common stock, par value $0.001 per share, of Snyder Communications, Inc. (the "SNC Common Stock") has been converted into 1.3710 ADSs. Pursuant to the Merger, each outstanding option to purchase shares of SNC Common Stock granted pursuant to the Plans will no longer be exercisable for shares of SNC Common Stock, but, instead, will constitute an option to acquire ADSs on the same terms and conditions as were applicable under such option prior to the Merger, with the number of ADSs subject to such option and the exercise price thereof being adjusted to take account of the Merger.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees participating in the Snyder Communications, Inc. Second Amended and Restated 1996 Incentive Plan the 1995 Incentive and Nonqualified Stock Option Plan for Key Employees of R.A.B. Advertising, Inc. and Certain Other Individuals, the Arnold Fortuna Lawner & Cabot Inc. Incentive Stock Option Plan, the Agreement Relating to the Grant of Options to an Employee of National Sales Services, Inc., and the American List Corporation 1992 Stock Option Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Havas Advertising hereby incorporates by reference into this registration statement the following documents filed with the Commission:

            (a) Havas Advertising's proxy statement/prospectus filed with the Commission on August 28, 2000 pursuant to Rule 424(b) under the Securities Act (which contains audited financial statements of Havas Advertising for the year ended December 31, 1999);

            (b) All reports filed by Havas Advertising with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

            (c) The description of Havas Advertising's ordinary shares, 0.40 euro per share, incorporated by reference into Havas Advertising's registration statement on Form 8-A filed with the Commission on August 24, 2000 pursuant to Section 12 of the Exchange Act, which incorporates by reference the description of Havas Advertising's ordinary shares from Havas Advertising's registration statement on Form F-4 (File No. 333-43362) filed with the Commission on August 9, 2000.

         All documents subsequently filed by Havas Advertising pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The statements deemed to be so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities

         Not applicable

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification Of Directors And Officers

         French Company Law prohibits a company from indemnifying its directors and officers against their civil liabilities to the company or to third parties for violations of French Company Law, violations of the company's statuts or for mismanaging the company. However, if a director or officer is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorney's fees and costs, the company can in specified circumstances reimburse those fees and costs pursuant to an indemnification arrangement with the director or officer. Any indemnification arrangement between Havas Advertising and any of its directors or officers must be approved by Havas Advertising's shareholders.

         French Company Law permits a company to purchase directors and officers insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its management board. However, if those decisions qualify as mismanagement, the relevant member of the management board may have to fully or partly indemnify the company. Havas Advertising has purchased insurance for all of its directors.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

         Exhibit
         Number                           Description
        -------                           -----------

          4.1 Statuts, or articles of association, of Havas Advertising (unofficial English translation) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-4 of Havas Advertising (Registration No. 333-43362)).

          4.2 Form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as Depositary, and the holders from time to time of Havas Advertising American Depositary Shares, including, as an exhibit, the form of American Depositary Receipt (incorporated herein by reference to Exhibit
               4.1 to the Registration Statement on Form F-4 of Havas Advertising (Registration No. 333-43362)).

          4.3 Specimen certificate of American Depositary Receipt (included as an exhibit to the form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as Depositary, and the holders from time to time of Havas Advertising American Depositary Shares (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-4 of Havas Advertising (Registration No. 333-43362))).

          4.4 Amended and Restated Agreement and Plan of Merger dated as of August 3, 2000 and effective as of February 20, 2000 among Havas Advertising, HAS Acquisition Corp. and Snyder Communications, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registratio Statement on Form F-4 of Havas Advertising (Registration No. 333-43362)).

          5.1 Opinion of Clifford Chance Selafa regarding the legality of the securities being registered.

         23.1 Consent of Barbier, Frinault & Associes, a member firm of Andersen Worldwide.

         23.2  Consent of Arthur Andersen y Cia., S. Com.

         23.3  The consent of Clifford Chance Selafa (included as part of
               Exhibit 5.1).

         24.1 Power of Attorney (included on the signature page of the registration statement).

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Havas Advertising certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Levallois-Perret, France, on September 27, 2000.


                                    HAVAS ADVERTISING


                                    By: /s/ Alain de Pouzilhac
                                        --------------------------------------
                                        Alain de Pouzilhac
                                        Chairman of the Board of Directors and
                                             Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Jacques Herail, Alain Camon and Francois Cambournac, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 27, 2000.



                 Signature                                                 Title
                 ---------                                                 -----

/s/ Alain de Pouzilhac                             Chairman of the Board of Directors and Chief
--------------------------------------------       Executive Officer (Principal Executive Officer)
Alain de Pouzilhac

/s/ Michel Boutinard Rouelle                       Director
--------------------------------------------
Michel Boutinard Rouelle

/s/ Paul Camous                                    Director
--------------------------------------------
Paul Camous

/s/ Jean-Michel Carlo                              Director
--------------------------------------------
Jean-Michel Carlo




/s/ Alain Cayzac                                   Director
--------------------------------------------
Alain Cayzac

/s/ Richard Colker
--------------------------------------------       Director
Richard Colker

/s/ Nicolas Duhamel
--------------------------------------------       Director
Nicolas Duhamel

/s/ Philippe Faure
--------------------------------------------       Director
Philippe Faure


--------------------------------------------       Director
Pierre Lescure

/s/ Patrick Soulard
--------------------------------------------       Director
Patrick Soulard

--------------------------------------------       Director
Jacques Mayoux

/s/ Thierry Meyer
--------------------------------------------       Director
Thierry Meyer

/s/ Jean-Laurent Nabet
--------------------------------------------       Director
Jean-Laurent Nabet

--------------------------------------------       Director
Bob Schmetterer

/s/ Jacques Seguela
--------------------------------------------       Director
Jacques Seguela

--------------------------------------------       Director
Havas S.A., represented by
Eric Licoys

/s/ Clement Vaturi
--------------------------------------------       Director
SOCIF, represented by
Clement Vaturi

/s/ Jacques Herail
--------------------------------------------       Chief Financial Officer (Principal Financial Officer)
Jacques Herail



/s/ Alain Camon
--------------------------------------------       (Principal Accounting Officer)
Alain Camon

/s/ R. John Cooper
--------------------------------------------       Authorized Representative in the U.S.
R. John Cooper


                               Index to Exhibits



   Exhibit
    Number                                      Description
   -------                                      -----------

     4.1 Statuts, or articles of association, of Havas Advertising (unofficial English translation) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-4 of Havas Advertising (Registration No. 333-43362)).

     4.2 Form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as Depositary, and the holders from time to time of Havas Advertising American Depositary Shares, including, as an exhibit, the form of American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-4 of Havas Advertising (Registration No. 333-43362)).

     4.3 Specimen certificate of American Depositary Receipt (included as an exhibit to the form of Deposit Agreement among Havas Advertising, Morgan Guaranty Trust Company of New York, as Depositary, and the holders from time to time of Havas Advertising American Depositary Shares (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-4 of Havas Advertising (Registration No. 333-43362))).

     4.4 Amended and Restated Agreement and Plan of Merger dated as of August 3, 2000 and effective as of February 20, 2000 among Havas Advertising, HAS Acquisition Corp. and Snyder Communications, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registratio Statement on Form F-4 of Havas Advertising (Registration No. 333-43362)).

     5.1 Opinion of Clifford Chance Selafa regarding the legality of the securities being registered.

    23.1 Consent of Barbier, Frinault & Associes, a member firm of Andersen Worldwide.

    23.2      Consent of Arthur Andersen y Cia., S. Com.

    23.3      The consent of Clifford Chance Selafa (included as part of Exhibit
              5.1).

    24.1 Power of Attorney (included on the signature page of the registration statement).